As filed with the Securities and Exchange Commission on December 16, 2008

Registration No. 33-10218, 33-13210, 33-40110,

333-139523, 333-148070, 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6601 West Broad Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Deferred Profit-Sharing Plan for Salaried Employees

Deferred Profit-Sharing Plan for Tobacco Workers

Deferred Profit-Sharing Plan for Craft Employees

(Full titles of the plans)

Sean X. McKessy

Corporate Secretary

ALTRIA GROUP, INC.

6601 West Broad Street

Richmond, Virginia 23230

(Name and address of agent for service)

(804) 274-2200

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan of Salaried Employees	28,400,000 shs. (2)	$14.99	$425,716,000	$16,730.64
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Tobacco Workers	13,600,000 shs. (2)	$14.99	$203,864,000	$8,011.86
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Craft Employees	12,400,000 shs. (2)	$14.99	$185,876,000	$7,304.93
Total		54,400,000 shs. (2)			$32,047.43

(1)	Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock reported in the consolidated reporting system on December 9, 2008.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

Explanatory Note

Altria Group, Inc. (the “Company”) is hereby registering an aggregate of 54,400,000 shares of its common stock, $0.33  1/3 per value per share, and an indeterminate amount of plan interests, for issuance pursuant to the following employee benefit plans (collectively, the “401(k) Plans”):

Plan	Number of Shares
Deferred Profit-Sharing Plan for Salaried Employees	28,400,000
Deferred Profit-Sharing Plan for Tobacco Workers	13,600,000
Deferred Profit-Sharing Plan for Craft Employees	12,400,000

A registration statement on Form S-8 relating to the same class of securities and the same employee benefit plans is currently effective, as shown below:

Plan	Initial Filing Dates	Registration Numbers
Deferred Profit-Sharing Plan for Salaried Employees	11/18/86	33-10218, 333-139523, 333-148070

Deferred Profit-Sharing Plan for Tobacco Workers	4/10/87	33-13210, 333-139523, 333-148070

Deferred Profit-Sharing Plan for Craft Employees	4/23/91	33-40110, 333-139523, 333-148070

The previous Registration Statements on Form S-8 (File No. 33-10218, File No. 33-13210, File No. 33-40110, File No. 333-139523 and File No. 333-148070) filed by us with the Securities and Exchange Commission (the “Commission”) (the “Previous Forms S-8”), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Nabil Y. Sakkab and Michael E. Szymanczyk (filed herewith).

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 16th day of December, 2008.

ALTRIA GROUP, INC.

By:	/s/ Michael E. Szymanczyk
Michael E. Szymanczyk
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Szymanczyk (Michael E. Szymanczyk)	Director, Chairman of the Board and Chief Executive Officer	December 16, 2008

/s/ David R. Beran (David R. Beran)	Executive Vice President and Chief Financial Officer	December 16, 2008

/s/ Linda M. Warren (Linda M. Warren)	Vice President and Controller	December 16, 2008

Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Nabil Y. Sakkab	Directors

By:	/s/ Michael E. Szymanczyk	December 16, 2008
(Michael E. Szymanczyk, Attorney-in-fact)

Pursuant to the requirements of the Securities Act, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Salaried Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 16th day of December, 2008.

DEFERRED PROFIT-SHARING PLAN FOR SALARIED EMPLOYEES

By:	/s/ Peter C. Faust
	Name:	Peter C. Faust
	Title:	Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Tobacco Workers, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 16th day of December, 2008.

DEFERRED PROFIT-SHARING PLAN FOR TOBACCO WORKERS

By:	/s/ Peter C. Faust
	Name:	Peter C. Faust
	Title:	Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Craft Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 16th day of December, 2008.

DEFERRED PROFIT-SHARING PLAN FOR CRAFT EMPLOYEES

By:	/s/ Peter C. Faust
	Name:	Peter C. Faust
	Title:	Vice President, Compensation & Benefits

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Nabil Y. Sakkab and Michael E. Szymanczyk (filed herewith).

* In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.